UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 31, 2011

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Effective January 31, 2011, Mr. Mel Elliot resigned from the Board of Directors of Wilshire Bancorp, Inc. (the “Company”), and from the Board of Directors of the Company’s wholly-owned subsidiary, Wilshire State Bank (the “Bank”).   Mr. Elliot was a Class II director and a member of the Company’s Human Resources Committee.  He also served as the Chairman of the Bank’s Compliance/BSA/CRA Committee.  Mr. Elliot has served as a director of the Company or the Bank for 30 years, and tendered his resignation at the time of his voluntary retirement.  Mr. Elliot has informed the Company that he resigned for personal reasons, including his planned retirement, and that his resignation is not due to any disagreement with the Company or with the Bank.

The Company’s press release related to Mr. Elliot’s resignation from its Board of Directors is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)                                       Exhibits

Exhibit 17.1	Resignation letter of Mr. Mel Elliot, effective as of January 31, 2011.
Exhibit 99.1	Press release dated January 31, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: February 2, 2011	By:	/s/ Alex Ko
Alex Ko, Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation letter of Mr. Mel Elliot, effective as of January 31, 2011.
99.1	Press release, dated January 31, 2011 issued by Wilshire Bancorp, Inc.